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                                                                  EXHIBIT 3.13

                                                                      FILED
                                                                    SEP 9 1996
                                                                       9AM
                                                                /s/ [ILLEGIBLE]
                                                              SECRETARY OF STATE

                                   8602520012

                          CERTIFICATE OF INCORPORATION

                                       OF

                        MEDIQ Healthcare Resources, Inc.

1.    The name of the Corporation is MEDIQ Healthcare Resources, Inc.

2. The address of its registered office is 103 Springer Building, 3411 Silverside Road, Wilmington, County of New Castle, Delaware 19810. The name of its registered agent at such address is Organization Services, Inc.

3. The nature of the business to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4. The total number of shares of stock which the Corporation shall have authority to issue is One Hundred (100) shares of common stock; each such share shall have Ten Dollars ($10.00) par value.

5.    The name and mailing address of each incorporator is as follows:

                  NAME                          ADDRESS
                  ----                          -------

      Lee Lieberman                       103 Springer Building
                                          3411 Silverside Road
                                          Wilmington, Delaware 19810

      Harold F. Kalbach, Jr.              103 Springer Building
                                          3411 Silverside Road
                                          Wilmington, Delaware 19810

6.    The corporation is to have perpetual existence.

7. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the By-Laws of the Corporation.

8. Meetings of stockholders may be held within or without the State of Delaware as the By-Laws may provide. The books of the Corporation may be kept (subject to any provisions contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation. Elections of Directors need not be by written ballot unless the By-Laws of the Corporation shall so provide.

9. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereinafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

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10.   To the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, a director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

      WE THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 8th day of September, 1986.

                                        /s/ Lee Lieberman
                                        --------------------------
                                        Lee Lieberman

                                        /s/ Haro1d F. Kalbach, Jr.
                                        --------------------------
                                        Haro1d F. Kalbach, Jr.

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                                                                   FILED
                                                                SEP 14 1989
                                                                   10AM
                                                             /s/ [ILLEGIBLE]
                                                            SECRETARY OF STATE

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                   * * * * *

            MEDIQ Healthcare Resources, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

            FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

            RESOLVED, that the Certificate of Incorporation of MEDIQ Healthcare Resources, Inc. be amended by changing the FIRST Article thereof so that, as amended, said Article shall be and read as follows:

            1. The name of the corporation is

                         MEDIQ Management Services, Inc.

            SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of section 228 of the General Corporation Law of the State of Delaware.

            THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of sections 242 and 228 of the General Corporation Law of the State of Delaware.

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            IN WITNESS WHEREOF, said MEDIQ Healthcare Resources, Inc. has caused this certificate to be signed by Garry L. Scheib, its President, and attested by Eugene M. Schloss, Jr., its Secretary, this 5th day of September, 1989.

                                        MEDIQ Healthcare Resources, Inc.

                                        By /s/ Garry L. Scheib
                                           --------------------------
                                           Garry L. Scheib
                                           President

ATTEST:

By /s/ Eugene M. Schloss, Jr.
   --------------------------
   Eugene M. Schloss, Jr.
   Secretary